Exhibit 10.5

Distoken Acquisition Corporation

Unit 1006, Block C, Jinshangjun Park

No. 2 Xiaoba Road, Panlong District

Kunming, Yunnan, China

February 15, 2023

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Distoken Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Xiaosen Sponsor LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, at Unit 1006, Block C, Jinshangjun Park No. 2 Xiaoba Road, Panlong District, Kunming, Yunnan, China. In exchange therefore, the Company shall pay Xiaosen Sponsor LLC $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Xiaosen Sponsor LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and will not seek recourse against the Trust Account for any reason whatsoever.

This agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign this agreement or any rights, interests or contracted obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

Very truly yours,

Distoken Acquisition Corporation

By:	/s/ Jian Zhang
Name: Jian Zhang
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Xiaosen Sponsor LLC

By:	/s/ Jian Zhang
Name: Jian Zhang
Title: Manager

[Signature page to Administrative Services Agreement]